Exhibit 10.11

THE OFFER AND SALE OF THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO INFINITY RESOURCES HOLDINGS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED. CERTIFICATES REPRESENTING ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE SHALL INCLUDE A LEGEND TO SIMILAR EFFECT AS THE FOREGOING.

INFINITY RESOURCES HOLDINGS CORP. (IRHC)

CONVERTIBLE SECURED PROMISSORY NOTE

$11,000,000.00	July 16, 2013

FOR VALUE RECEIVED, the undersigned, Infinity Resources Holdings Corp., a Nevada corporation (the “Company”), promises to pay to the order of Brian Dick or his registered assign (the “Holder”), the principal sum of Eleven Million Dollars and No Cents ($11,000,000.00), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, which shall be due and payable on the earlier to occur of (i) July 16, 2016 (the “Maturity Date”), or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder or by wire transfer directly to Holder’s bank account.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to accrued interest due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made except upon an Event of Default or as described below, when and if declared by the Holder.

CONVERTIBLE SECURED PROMISSORY NOTE

The Company may, at any time, and from time to time, prepay the entire balance, or any portion thereof, without penalty and without notice. Any partial payment shall be charged against unpaid interest, then principal.

The principal ($11,000,000.00) or such other amount as shall then equal the outstanding principal amount shall be due and payable in one installment thirty-six (36) months after the last date on which the Note is fully and completely executed by all Parties.

2. Security. This Note shall be an unsecured obligation of the Company; provided, however, that in order to secure the obligations of the Company under this Note, the Company shall cause Earth911, Inc., a Nevada corporation and wholly owned subsidiary of the Company that owns 100% of the membership interests in Quest Resources Management Group, LLC (“Quest”), to execute as of even date herewith the Security and Membership Interest Pledge Agreement (the “Security Agreement”).

3. Interest. Interest shall accrue on the unpaid principal of this Note at the rate of seven percent (7%) per annum compounded annually (the “Initial Interest Rate”) during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. Interest per annum shall be paid to Holder on a monthly basis on the 5th day of the month, with the first such interest payment due on September 5, 2013; provided, however, in the event that the aforesaid interest rate is determined to be in excess of the highest rate of interest permitted under applicable law, then the interest rate shall be deemed to have been reduced, as of the effective date of this Note, to the highest rate of interest permitted under applicable law and any payments made hereunder in excess of amounts payable on account of interest due by reason of such reduced rate of interest shall be applied to principal.

4. Events of Default. An “Event of Default” shall occur if:

(a) the Company shall default in the payment of the principal of or interest payable on this Note, when and as the same shall become due and payable, whether at maturity or otherwise and such default shall continue unremedied for sixty (60) days after written notice to the Company and the Audit Committee of the Company’s Board of Directors as provided herein and the failure of any payment that has not been made has not been cured and the Company shall have complied with Section 11 of that certain Securities Purchase Agreement, dated as of even date herewith;

(b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or of a substantial part of the Company’s respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a “Bankruptcy Law”), (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Company, (iii) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered;

CONVERTIBLE SECURED PROMISSORY NOTE

(c) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (ii) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (b), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing.

5. Conversion; Additional Rights of Holder.

(a) Right to Convert.

(i) Conversion at Option of Holder. Subject to the terms and conditions of this Section 5, during any such time any amount of the principal amount of this Note and any interest accrued thereon remain outstanding, the Holder, in Holder’s sole discretion, may elect to convert the unpaid principal amount of the Note and any unpaid interest accrued thereon (collectively, “Note Obligations”) into shares of the Company’s Common Stock at a price of $2.00 per share.

(ii) Conversion at Option of Company. Subject to the terms and conditions of this Section 5, the Company, in the Company’s sole discretion, may elect to convert the outstanding principal amount of this Note and any accrued interest thereon (collectively, “Note Obligations”) into shares of the Company’s Common Stock at a price of $2.00 per share during any time any amount of the principal amount of this Note and any accrued interest thereon remain outstanding at any time (1) after the two (2) year anniversary of the date hereof, (2) the principal amount has been paid down by $5 million as a result of the first capital raise, (3) the Common Stock of the Company trades on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE MKT, and (4) the Common Stock of the Company has traded at four times the $2.00 conversion price, as adjusted for any stock splits, reverse stock splits or both.

(b) Procedure for Conversion. Prior to the date of the conversion described in Section 5(a) above, the Holder shall surrender this Note, duly endorsed, at the office of the Company. The date of the conversion elected by the Holder shall be referred to herein as the “Conversion Date.” As soon as practicable after the Conversion Date, the Holder shall be entitled to receive a certificate or certificates, registered in such name or names as the Holder may direct, representing the Common Stock issuable upon conversion of the Note Obligations. The issuance of Common Stock upon conversion of the Note Obligations shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of any Note Obligations that is not so converted.

CONVERTIBLE SECURED PROMISSORY NOTE

(c) Shares. The Company agrees to use its best efforts to take all action to have a sufficient number of shares of Common Stock available after the date of this Note in order to permit the conversion of all outstanding Note Obligations. The Company covenants that all Common Stock that shall be so issued shall be duly authorized, validly issued, fully paid and non-assessable by the Company, not subject to any preemptive rights, and free from any taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or regulation. The Company will execute a standard form of Piggy Back Registration Rights Agreement subject to standard underwriter cutbacks and any other terms and conditions set forth in the standard agreement for such purposes used by the investment banking firm selected by the Company to lead manage the Company’s first capital raise.

6. Suits for Enforcement.

(a) Upon the occurrence of any one or more Events of Default, the Holder of this Note shall have the right and option to declare the outstanding principal, all interest, and any other sums accrued on this Note to be, and this Note shall thereupon become, forthwith due and payable, may proceed to protect and enforce the Holder’s rights by suit in equity, action at law or by other appropriate proceeding in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right it may have as a holder of this Note.

(b) The Holder of this Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

(c) In case of any Event of Default, the Company will pay to the Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the Holder prevails.

7. Audit Committee Oversight. The Audit Committee of the Company’s Board of Directors shall have the sole authority and discretion to authorize payments due and owing under this Note and to take any actions and make any and all decisions related to this Note and the Security Agreement.

8. Notices. All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered, express or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee, or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered at the earlier of the date such notice is actually received by a party or three (3) days after such notice is given. Notices to Holder and the Company must be given at the addresses below (or at such other address or facsimile number for a party as will be specified by like notice):

CONVERTIBLE SECURED PROMISSORY NOTE

If to Holder, to:

Brian Dick

6175 Main Street, Suite 420

Frisco, Texas 75034

Phone: (972) 464-0004

Fax: (972) 464-0015

E-mail: briand@questrmg.com

with a copy given in the manner

prescribed above, to:

Jordan, Houser & Flournoy, LLP

2591 North Dallas Parkway, Suite 408

Frisco, Texas 75034

Attention: Cynthia Hurley, Esq.

Phone: (972) 668-6810

Fax: (214) 618-9723

E-mail: churley@jhflegal.com

If to the Company or the Audit Committee of the Company’s Board of Directors, to:

Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Board

Phone: (480) 729-6612

Fax: (480) 889-2660

E-mail: mas917@gmail.com

and

Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Audit Committee

Phone: (602) 300-8788

Fax: (602) 532-7469

E-mail: rmiller@swcapital.com

with a copy given in the manner

prescribed above, to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

Facsimile: (602) 445-8100

E-Mail: kantr@gtlaw.com

CONVERTIBLE SECURED PROMISSORY NOTE

9. Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Holder may assign any of the Holder’s rights or obligations herein and the rights are fully divisible.

10. Amendment and Waiver.

(a) No failure or delay on the part of the Company or the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The acceptance by the Holder at any time and from time to time of partial payment on this Note shall not be deemed to be a waiver of any Event of Default then existing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Holder at law, in equity or otherwise.

(b) Any amendment, supplement or modification of any provision of this Note, any waiver of any provision of this Note and any consent to any departure by the Company from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Company and the Holder and (ii) only in the specific instance and for the specific purpose for which made or given.

11. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

13. Costs and Expenses. The Company hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of counsel to the Holder) of the Holder arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlement of this Note or the indebtedness arising hereunder.

CONVERTIBLE SECURED PROMISSORY NOTE

14. Waiver of Jury Trial and Setoff. The Parties hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Company and the Holder; and the Company hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

15. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

16. Entire Agreement. This Note is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. This Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

17. Further Assurances. The Company shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Note.

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CONVERTIBLE SECURED PROMISSORY NOTE

INFINITY RESOURCES HOLDINGS CORP.

By:	/s/ Mitchell A. Saltz
Name: Mitchell A. Saltz
Title: Chairman of the Board

Signature Page to Convertible Secured Promissory Note (Dick)